SCHEDULE 1
to
DIVIDEND DISBURSING AND TRANSFER AGENCY AGREEMENT
Updated:  March 8, 2018
SERIES OF THE TRUST

The following fund(s) are covered by the Agreement:
1.	Alpha Risk Tactical Rotation Fund
a.	Institutional Class Shares
b.	Class C Shares
2.	Arin Large Cap Theta Fund
a.	Institutional Class Shares
b.	Advisor Class Shares
3.	Cavalier Adaptive Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
4.	Cavalier Dynamic Growth Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
5.	Cavalier Fundamental Growth Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
6.	Cavalier Growth Opportunities Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
7.	Cavalier Hedged High Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
8.	Cavalier Multi Strategy Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
9.	Cavalier Tactical Rotation Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
10.	Crow Point Growth Fund
a.	Institutional Class Shares
b.	Advisor Class Shares
11.	Matisse Discounted Closed-End Fund Strategy
a.	Institutional Class Shares
12.	Matisse Discounted Bond CEF Strategy
13.	Nebraska Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
14.	QCI Balanced Fund
a.	Institutional Class Shares
b.	Retail Share Class
15.	Roumell Opportunistic Value Fund
a.	Institutional Class Shares
16.	Sector Rotation Fund
17.	Sirius S&P Strategic Large-Cap Allocation Fund